Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND INC. REPORTS RESULTS
FOR FISCAL 2019 FOURTH QUARTER AND FULL YEAR

•	Fiscal Fourth Quarter Net Loss Per Diluted Share of $(0.53); Adjusted Net Earnings Per Diluted Share of $0.38

•	Fiscal Fourth Quarter Net Sales Decrease 6.1%; Comparable Sales Decrease 5.6%

•	Fiscal Fourth Quarter Comparable Sales from Stores Decrease 10%; Comparable Sales from Digital Channels Increase 16%

•	Cash and Investments Balance Increase 39% to Approximately $1.4 billion

UNION, New Jersey, April 15, 2020 --- Bed Bath & Beyond Inc. (Nasdaq: BBBY) today reported financial results for the fourth quarter of fiscal 2019 ended February 29, 2020.

“Our fourth quarter performance was consistent with the market update we provided on February 11, 2020,” stated Mark Tritton, Bed Bath & Beyond’s President and CEO. “These results strengthen our resolve to continue to make the necessary, bold and broad-based changes needed to modernize our business, and give us confidence about our ability to improve on this quarterly performance.”

Tritton continued, “We are executing a clear plan to manage our business efficiently and effectively through the coronavirus pandemic, prioritizing the health and safety of our customers and teams. Our financial position and contingency plans will allow us to retain the financial flexibility to make targeted investments that will deepen our connection with our customers and rebuild our authority in the Home space. In this time when Home is even more central to our lives and being safe at home with family is essential, Bed Bath & Beyond takes on an even more important role supporting customers and their families by making it easy to feel at home.

“I want to thank all our associates for their service to the business and to our loyal customers. I am confident we will emerge from this challenge even stronger, given the strength of our brand, our people and our balance sheet.”

Fiscal 2019 Fourth Quarter Results

For the fiscal 2019 fourth quarter, the Company reported a net loss of $(0.53) per diluted share ($(65.4) million), which included several special items such as severance costs, non-cash impairment charges related to certain store level assets and tradenames, and a loss on a sale-leaseback transaction. This compares to a net loss of $(1.92) per diluted share ($(253.8) million) for the fiscal 2018 fourth quarter, which included special items such as a non-cash goodwill and tradename impairment charge. Excluding these special items from both quarters, the Company reported adjusted net earnings of $0.38 per diluted share ($46.9 million) for the fiscal 2019 fourth quarter, and adjusted net earnings of $1.20 per diluted share ($158.8 million) for the fiscal 2018 fourth quarter. Net sales for the fiscal 2019 fourth quarter were $3.1 billion, a decrease of 6.1% compared to the prior year period. Comparable sales in the fiscal 2019 fourth quarter declined 5.6%.

The Company's fiscal 2019 fourth quarter was favorably impacted by the Cyber Monday holiday week, which occurred during the fourth quarter this year, but occurred in the Company's third quarter in the prior year period. Adjusting for the calendar shift to exclude Cyber Monday week in both periods, comparable sales for the fiscal 2019 fourth quarter declined 11.0%.

Fiscal 2019 Full Year Results

For the fiscal 2019 full year, the Company reported a net loss of $(4.94) per diluted share ($(613.8) million), which included several special items such as non-cash impairment charges related to goodwill, tradenames, and certain store level assets, severance costs, shareholder activity costs, an incremental charge for markdowns associated with the Company's inventory reduction initiative, and a loss on a sale-leaseback transaction, compared with a net loss of $(1.02) per diluted share ($(137.2) million) for the fiscal 2018 full year, which included several special items such as non-cash goodwill and tradename impairment charges, severance costs, and a gain on the sale of a building. Excluding these special items from both years, the Company reported adjusted net earnings of $0.46 per diluted share ($57.3 million) for the fiscal 2019 full year, and adjusted net earnings of $1.97 per diluted share ($264.8 million) for the fiscal 2018 full year. Net sales for the fiscal 2019 full year were $11.2 billion, a decrease of 7.2% compared to the prior year period. Comparable sales for the fiscal 2019 full year declined 6.8% compared to the prior year period.

Financial Position Update

During the fiscal 2019 fourth quarter, the Company did not undertake any open market share repurchase activity.

The Company ended fiscal 2019 with approximately $1.4 billion in cash and investments, an increase of approximately 39%, compared with approximately $1.0 billion in cash and investments at the end of fiscal 2018.

Retail inventories of $2.0 billion (at cost) reflected a reduction of approximately 20% or $516 million (at cost), during the fiscal 2019 fourth quarter, compared to the end of the prior year period. Excluding the incremental charge for markdowns associated with the Company’s inventory reduction initiative, adjusted retail inventories of $2.1 billion (at cost) reflected a reduction of approximately 16% or over $400 million (at cost), at the end of the fiscal 2019 fourth quarter, compared to the end of the prior year period.

COVID-19 Response Update

On April 2, 2020, Bed Bath & Beyond extended the temporary closure of all its retail banner stores across the US and Canada, other than buybuy BABY and Harmon Face Values stores, until May 2, 2020. In conjunction with this decision, the Company announced it would implement additional cost reductions, including a furlough of the majority of store associates and a portion of corporate associates until at least May 2, 2020, a temporary reduction in salaries of the Company’s executive team by 30%, and a temporary reduction in the quarterly cash compensation of the independent directors of the Board by 30%.

The Company also modified its previously announced capital allocation plans as a result of the significant uncertainty related to the COVID-19 pandemic. The Company has taken or plans to take the following further actions while managing this period of business disruption:

•	Elected to draw down the additional funds ($236 million) remaining from its revolving credit agreement, in an abundance of caution and as a proactive measure;

•	Suspended prior plans to spend up to $600 million in fiscal 2020 for share repurchases, future dividends, and debt reduction;

•	Postponed approximately $150 million in planned capital expenditures out of fiscal 2020, including some store remodels;

•	Reduced discretionary spend such as business travel, advertising and expense associated with the maintenance of stores that are temporarily closed;

•	Renegotiating extensions of payment terms for goods and services, and rent;

•	Managing to lower inventory levels;

•
Implementing applicable benefits of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), such as deferring employer payroll taxes and utilizing the ability to carry back and deduct losses to offset prior income in previously filed tax returns; and

•	Prioritizing approximately $250 million in essential capital expenditures to drive strategic growth plans, including investments in digital and Buy Online Pick Up In Store (BOPIS).

Outlook

The Company's first quarter and full-year 2020 results will be unfavorably impacted by the COVID-19 pandemic. The duration and extent of the pandemic is highly uncertain, and Bed Bath & Beyond’s results could be impacted in ways that are difficult to predict today. Due to the level of market uncertainty, the Company will not provide further financial guidance for fiscal 2020 at this time.

Fiscal 2019 Fourth Quarter Conference Call and Investor Presentation

Bed Bath & Beyond Inc.'s fiscal 2019 fourth quarter conference call with analysts and investors will be held today at 5:00pm ET and may be accessed by dialing 1-888-424-8151, or if international, 1-847-585-4422, using passcode ID number 6105417#. A replay of the call will be available today at 8:00pm ET through 8:00pm ET on Friday, April 17th, and can be accessed by dialing 1-888-843-7419, using passcode ID number 6105417#. The call and replay can also be accessed via audio webcast on the investor relations section of the Company's website at www.bedbathandbeyond.com.

The Company has also made available an Investor Presentation on the investor relations section of the Company's website at www.bedbathandbeyond.com.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for its customers to feel at home. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, personalizationmall.com, decorist.com, harborlinen.com, and t-ygroup.com. As of February 29, 2020, the Company had a total of 1,500 stores, including 976 Bed Bath & Beyond stores in all 50 states, the District of Columbia, Puerto Rico and Canada, 261 stores under the names of World Market, Cost Plus World Market or Cost Plus, 126 buybuy BABY stores, 81 stores under the names Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, 53 stores under the names Harmon, Harmon Face Values or Face Values, and three stores under the name One Kings Lane. During the fiscal fourth quarter, the Company opened two buybuy BABY stores. Also, during the fiscal fourth quarter, the Company closed 26 stores including, 17 Cost Plus World Market stores, five Bed Bath & Beyond stores, two buybuy BABY stores, and two Harmon Face Values stores. The joint venture to which the Company is a partner operates ten stores in Mexico under the name Bed Bath & Beyond.

Non-GAAP Information

This press release contains certain non-GAAP information, such as adjusted net earnings per diluted share, which is intended to provide visibility into the Company’s core operations by excluding the effects of the goodwill and other impairments, severance costs, shareholder activity costs, an incremental charge for markdowns associated with the Company's inventory reduction initiative, a loss on a sale-leaseback transaction, and a gain on the sale of a building. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s plans in response to the novel coronavirus (COVID-19). Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company's businesses on demand and operations, as well as on the operations of the Company's suppliers and other business partners, and the effectiveness of the Company's actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, such as pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company's plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com
MEDIA CONTACT: Dominic Pendry, (908) 855-4202 or dominic.pendry@bedbath.com

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve months ended
	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019

Net sales	$3,106,822	$3,307,881	$11,158,580	$12,028,797

Cost of sales	2,093,166	2,161,020	7,616,920	7,924,817

Gross profit	1,013,656	1,146,861	3,541,660	4,103,980

Selling, general and administrative expenses	1,027,041	933,691	3,732,498	3,681,210

Goodwill and other impairments	67,821	509,905	509,226	509,905

Operating loss	(81,206)	(296,735)	(700,064)	(87,135)

Interest expense, net	15,370	15,440	64,789	69,474

Loss before provision for income taxes	(96,576)	(312,175)	(764,853)	(156,609)

Benefit for income taxes	(31,162)	(58,382)	(151,037)	(19,385)

Net loss	$(65,414)	$(253,793)	$(613,816)	$(137,224)

Net loss per share - Basic	$(0.53)	$(1.92)	$(4.94)	$(1.02)
Net loss per share - Diluted	$(0.53)	$(1.92)	$(4.94)	$(1.02)

Weighted average shares outstanding - Basic	123,347	131,958	124,352	134,292
Weighted average shares outstanding - Diluted	123,347	131,958	124,352	134,292

Dividends declared per share	$0.17	$0.16	$0.68	$0.64

BED BATH & BEYOND INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	February 29, 2020	March 2, 2019
Assets

Current assets:
Cash and cash equivalents	$1,000,340	$508,971
Short term investment securities	385,642	485,799
Merchandise inventories	2,093,869	2,618,922
Prepaid expenses and other current assets	248,342	296,280
Assets held-for-sale	98,092	—

Total current assets	3,826,285	3,909,972

Long term investment securities	20,380	20,010
Property and equipment, net	1,430,604	1,853,091
Operating lease assets	2,006,966	—
Goodwill	—	391,052
Other assets	506,280	396,416

	$7,790,515	$6,570,541

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$944,194	$1,094,078
Accrued expenses and other current liabilities	675,776	623,734
Merchandise credit and gift card liabilities	340,407	339,322
Current operating lease liabilities	463,005	—
Liabilities related to assets held-for-sale	43,144	—
Current income taxes payable	—	20,498

Total current liabilities	2,466,526	2,077,632

Other liabilities	204,926	395,409
Income taxes payable	46,945	49,235
Operating lease liabilities	1,818,783	—
Long term debt	1,488,400	1,487,934

Total liabilities	6,025,580	4,010,210

Shareholders' equity:

Preferred stock - $0.01 par value; authorized - 1,000 shares; no shares issued or outstanding	—	—

Common stock - $0.01 par value; authorized - 900,000 shares; issued 343,683 and 342,582 shares, respectively; outstanding 126,528 and 132,233 shares, respectively	3,436	3,426
Additional paid-in capital	2,167,337	2,118,673
Retained earnings	10,374,826	11,112,887
Treasury stock, at cost; 217,155 and 210,349 shares, respectively	(10,715,755)	(10,616,045)
Accumulated other comprehensive loss	(64,909)	(58,610)

Total shareholders' equity	1,764,935	2,560,331

	$7,790,515	$6,570,541

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Twelve months ended
	February 29, 2020	March 2, 2019
Cash Flows from Operating Activities:

Net loss	$(613,816)	$(137,224)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	342,511	338,825
Gain on sale of a building	—	(29,690)
Loss on sale-leaseback transaction	27,357	—
Goodwill and other impairments	509,226	509,905
Gain on debt extinguishment	—	(412)
Stock-based compensation	45,676	58,514
Deferred income taxes	(145,543)	(104,089)
Other	(3,446)	(814)
Decrease (increase) in assets:
Merchandise inventories	506,334	106,928
Trading investment securities	21	86,277
Other current assets	(4,781)	269,186
Other assets	218	218
(Decrease) increase in liabilities:
Accounts payable	(124,206)	(90,657)
Accrued expenses and other current liabilities	61,864	(77,147)
Merchandise credit and gift card liabilities	1,154	16,016
Income taxes payable	(22,783)	8,360
Operating lease assets and liabilities, net	(2,899)	—
Other liabilities	14,054	(35,918)

Net cash provided by operating activities	590,941	918,278

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(443,500)	(734,424)
Redemption of held-to-maturity investment securities	545,000	538,925
Capital expenditures	(277,401)	(325,366)
Proceeds from sale-leaseback transaction	267,277	—
Proceeds from sale of land and building	—	11,183

Net cash provided by (used in) investing activities	91,376	(509,682)

Cash Flows from Financing Activities:

Payment of dividends	(85,482)	(86,287)
Repurchase of common stock, including fees	(99,710)	(148,073)
Payment of senior notes	—	(4,224)
Proceeds from exercise of stock options	2,346	—

Net cash used in financing activities	(182,846)	(238,584)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(977)	(7,181)

Net increase in cash, cash equivalents and restricted cash, including cash balances classified as assets held-for-sale	498,494	162,831
Less: Cash balances classified as assets-held-for-sale	(4,815)	—
Net increase in cash, cash equivalents and restricted cash	493,679	162,831

Cash, cash equivalents and restricted cash:
Beginning of period	529,971	367,140
End of period	$1,023,650	$529,971

Non-GAAP Financial Measures

The following table reconciles non-GAAP financial measures presented in this press release or that may be presented on the Company’s fourth quarter conference call with analysts and investors.  The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business.  These non-GAAP financial measures should not be considered superior to, but in addition to other financial measures prepared by the Company in accordance with GAAP, including the year-to-year results.  The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and the Company does not recommend the sole use of this non-GAAP measure to assess its financial and earnings performance. For reasons noted above, the Company is presenting certain non-GAAP financial measures for its fiscal 2019 fourth quarter.  In order for investors to be able to more easily compare the Company’s performance across periods, the Company has included comparable reconciliations for the 2018 period in the reconciliation tables below.

Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019
Reconciliation of Adjusted Gross Profit

Reported gross profit	$1,013,656	$1,146,861	$3,541,660	$4,103,980

Adjustments:
Incremental charge for markdowns	—	—	169,820	—
Total adjustments	—	—	169,820	—

Adjusted gross profit	$1,013,656	$1,146,861	$3,711,480	$4,103,980

Reconciliation of Adjusted Gross Margin

Reported gross margin	32.6%	34.7%	31.7%	34.1%

Adjustments:
Incremental charge for markdowns	—%	—%	1.6%	—%
Total adjustments	—%	—%	1.6%	—%

Adjusted gross margin	32.6%	34.7%	33.3%	34.1%

Reconciliation of Adjusted Selling, General and Administrative Expenses

Reported selling, general and administrative expenses	$1,027,041	$933,691	$3,732,498	$3,681,210

Adjustments:
Severance costs	(41,308)	—	(102,507)	(13,892)
Shareholder activity costs	—	—	(8,000)	—
Loss from sale-leaseback transaction, including transaction fees	(32,840)	—	(32,840)	—
Gain on sale of a building	—	—	—	28,281
Total adjustments	(74,148)	—	(143,347)	14,389

Adjusted selling, general and administrative expenses	$952,893	$933,691	$3,589,151	$3,695,599

	Three Months Ended		Twelve Months Ended
	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019

Reconciliation of Adjusted Selling, General and Administrative Expenses as a Percent of Net Sales

Reported selling, general and administrative expenses as a percent of net sales	33.1%	28.2%	33.4%	30.6%

Adjustments:
Severance costs	(1.3)%	—%	(0.9)%	(0.1)%
Shareholder activity costs	—%	—%	—%	—%
Loss from sale-leaseback transaction, including transaction fees	(1.1)%	—%	(0.3)%	—%
Gain on sale of a building	—%	—%	—%	0.2%
Total adjustments	(2.4)%	—%	(1.2)%	0.1%

Adjusted selling, general and administrative expenses as a percent of net sales	30.7%	28.2%	32.2%	30.7%

Reconciliation of Adjusted Effective Income Tax Rate

Reported effective income tax rate	32.3%	18.7%
Impact on operating loss and benefit for income taxes of goodwill and other impairments, severance costs, and loss from sale-leaseback transaction, including transaction fees	(35.6)%	1.0%
Adjusted effective income tax rate	(3.3)%	19.7%

Reconciliation of Adjusted Net (Loss) Earnings

Reported net (loss) earnings	$(65,414)	$(253,793)	$(613,816)	$(137,224)

Pre-tax Adjustments:
Incremental charge for markdowns	—	—	169,820	—
Severance costs	41,308	—	102,507	13,892
Goodwill and other impairments (a)	67,821	509,905	509,226	509,905
Shareholder activity costs	—	—	8,000	—
Loss from sale-leaseback transaction, including transaction fees	32,840	—	32,840	—
Gain on sale of a building	—	—	—	(28,281)
Total pre-tax adjustments	141,969	509,905	822,393	495,516

Tax impact of adjustments	(29,666)	(97,286)	(151,231)	(93,456)

Total adjustments, after tax	112,303	412,619	671,162	402,060

Adjusted net (loss) earnings	$46,889	$158,826	$57,346	$264,836

Reconciliation of Adjusted Net (Loss) Earnings per Diluted Share

Reported net (loss) earnings per diluted share	$(0.53)	$(1.92)	$(4.94)	$(1.02)
Goodwill and other impairments, severance costs, shareholder activity costs, incremental charge for markdowns, loss on sale-leaseback transaction, including transaction fees and gain on sale of a building	0.91	3.12	5.40	2.99
Adjusted net (loss) earnings per diluted share	$0.38	$1.20	$0.46	$1.97
(a) Goodwill and other impairments include: (1) goodwill, tradename, store asset and other impairments related to the North American Retail reporting unit; and (2) tradename impairments related to the Institutional Sales reporting unit.